Exhibit 99.1

Phillips Edison Grocery Center REIT II, Inc. Reports Q1 2016 Results
Acquired Six Grocery-anchored Shopping Centers in Five States
Reported Portfolio Occupancy of 94.4%
Formation of Joint Venture with Affiliate of TPG Real Estate Partners
Declared Estimated Value per Share of $22.50

CINCINNATI, OH, May 5, 2016 - Phillips Edison Grocery Center REIT II, Inc. (the “Company,” “we,” “our,” or “us”), a publicly registered, non-traded real estate investment trust (“REIT”) focused on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the quarter ended March 31, 2016.

“We believe our first quarter results signal a strong start for 2016, with increases in net income, modified funds from operations and occupancy gains in our growing portfolio of high-quality grocery-anchored shopping centers. We are also excited about our partnership with TPG Real Estate. Through this new vehicle, we are able to expand the REIT’s investment universe by taking advantage of acquisition opportunities for opportunistic and value-add properties that currently do not fit our investment profile and offer the potential for higher returns. This joint venture expands our access to capital, allows us to be more competitive in portfolio acquisitions, and will be accretive to stockholders,” said Jeff Edison, Chairman of the Board and Chief Executive Officer.
“On April 14, 2016, our Board of Directors established an estimated net asset value per share of the Company’s common stock of $22.50,” continued Jeff Edison, “While this represents a decrease from our initial maximum offering price per share of $25.00, it’s important to note that we are still early in the life cycle of the Company. We just completed our initial public offering in September 2015, and had not fully invested the net equity proceeds from the offering until December 2015. We continue to acquire additional properties using leverage, and as we increase the number of properties in the portfolio and the income streams from those properties, we expect the estimated value per share will increase. The Company remains focused on executing our plan to grow value by acquiring and managing grocery-anchored shopping centers. We believe this will create long term value for our stockholders.”

For the quarter ended March 31, 2016, the Company generated net income of $1.4 million, compared to a net loss of $0.1 million for the comparable 2015 period. For the quarter ended March 31, 2016, the Company generated modified funds from operations (“MFFO”) of $11.7 million, compared to MFFO of $4.6 million for the comparable 2015 period. This growth was primarily the result of additional property acquisitions.
Portfolio Results

•	For the quarter ended March 31, 2016, the Company acquired six grocery-anchored shopping centers, totaling approximately 518.7 thousand square feet.

•	As of March 31, 2016, the Company’s portfolio consisted of 57 grocery-anchored properties in 19 states, totaling 6.7 million square feet.

•	As of March 31, 2016, the Company reported leased portfolio occupancy of 94.4%.

Capital Markets

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As of March 31, 2016, our debt to total enterprise value was 7.4%. Debt to total enterprise value is calculated as net debt (total debt, excluding below-market debt adjustments and deferred financing costs, less cash and cash equivalents) as a percentage of enterprise value (equity value, calculated as total common shares outstanding multiplied by the estimated value per share of $22.50, plus net debt).

•	The Company’s debt had a weighted-average interest rate of 5.6%, and a weighted-average maturity of 6.4 years. The only outstanding debt was from assumed property mortgage loans.

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In March 2016, the Company exercised the accordion feature under its existing unsecured revolving credit facility, increasing its borrowing capacity under the facility from $200 million to $350 million.

Investment in Unconsolidated Joint Venture

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On March 22, 2016, the Company entered into a joint venture (the “Joint Venture”) with an affiliate of TPG Real Estate, the real estate platform of leading global private investment firm TPG, to acquire high-quality, value-added grocery-anchored shopping centers throughout the United States. The Joint Venture will invest up to $250 million of equity and plans to leverage this capital to achieve a $750 million acquisition target. The Joint Venture will focus on growing the platform through add-on acquisitions located in fundamentally strong markets that present attractive return potential through operational and capital improvements.

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In addition, the Company, through its indirect wholly-owned subsidiary, PE OP II Value Added Grocery, LLC, entered into a Contribution Agreement with the Joint Venture, to contribute its ownership interests in six grocery-anchored shopping center properties. The contributed properties were valued at approximately $94.3 million. The Joint Venture distributed the balance of the value of the contributed properties resulting in a net initial investment of $6.9 million in the Joint Venture. This transaction resulted in a gain of $3.3 million.

Estimated Value Per Share

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Effective April 14, 2016, the Company’s Board of Directors established an estimated net asset value (“NAV”) per share of the Company’s common stock of $22.50. The estimated value per share was based upon an independent valuation performed as of March 31, 2016, by Duff & Phelps, a market leader for real estate valuation in the non-traded REIT space. Duff & Phelps produced an estimated value per share range of $21.78 to $23.64. Duff & Phelps performed its valuation work in accordance with the provisions of the non-traded REIT industry valuation guidelines issued by the Investment Program Association (“IPA”).

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For a full description of the assumptions and methodologies used to determine the estimated value per share, see the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2016.

•	Although the new estimated value represents a decrease from the initial maximum offering price per share of $25.00, the Company is still early in its life cycle:

◦	The Company just closed its initial public offering in September 2015 and had not fully invested the net equity proceeds until December 2015.

◦	The Company remains focused on acquiring additional properties by employing moderate leverage and successfully operating its current properties.

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The Company’s properties are recently acquired. Through additional acquisitions, effective property management and leasing, the Company expects net operating income to increase and estimated value per share to continue to improve.

Share Repurchase Program

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As a result of the declaration of the estimated NAV, the repurchase price for shares under the Share Repurchase Program (“SRP”) for all stockholders will now be $22.50, subject to the terms and limitations contained in the program.

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The Board of Directors also approved additional changes to the SRP that will take effect in May and will allow the Company to repurchase shares on the last business day of each month, rather than on a quarterly basis. Effective May 15, 2016, under the amended SRP, the maximum amount of common stock that may be repurchased at the stockholder’s election during any calendar year is limited, among other things, to 5% of the weighted-average number of shares outstanding during the prior calendar year. The maximum amount is reduced each reporting period by the current year share repurchases to date. In addition, the cash available for repurchases on any particular date is generally limited to the proceeds from the distribution reinvestment plan during the preceding four fiscal quarters, less amounts already used for repurchases since the beginning of that period. For a stockholder’s shares to be eligible for repurchase, a written repurchase request in good order must be received at least five business days before the repurchase date.

Distribution Reinvestment Plan

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In connection with the establishment of the estimated NAV, participants in the distribution reinvestment plan will acquire shares of common stock at a price equal to the estimated NAV per share of $22.50 beginning with the next purchase date in May 2016.

Distributions

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For the quarter ended March 31, 2016, the Company paid gross distributions of approximately $18.6 million, including $9.7 million of distributions reinvested through the distribution reinvestment plan, for net cash distributions of $8.9 million.

•	Operating cash flow for the quarter ended March 31, 2016, was $9.4 million, compared to $3.5 million for the comparable 2015 period.

Subsequent Events

•	Subsequent to the end of the quarter, the Company acquired four properties, totaling 709.4 thousand square feet for an aggregate purchase price of $70.4 million.

Stockholder Update Call

•	The Company will host its stockholder update presentation on May 13, 2016, at 1:00 PM Eastern time. An additional press release with further details will follow.

Reconciliation of Non-GAAP Measures

Funds from Operations and Modified Funds from Operations
Funds from operations (“FFO”) is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because it, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.
Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use modified funds from operations (“MFFO”), which excludes from FFO the following items:

•	acquisition fees and expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of our operations;

•	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting;

•	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

•	gains or losses related to contingent purchase price adjustments; and

•	adjustments related to the above items for unconsolidated entities in the application of equity accounting.
We believe that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity.
Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, as explained below, management’s evaluation of our operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations.

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Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

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Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

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Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses.

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Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of our liquidity, nor is either of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated.
Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than our net income or cash flows from operations prepared in accordance with GAAP. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.
The following section presents our calculation of FFO and MFFO and provides additional information related to our operations. As a result of the timing of the commencement of our initial public offering and our active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the periods presented. We expect revenues and expenses to increase in future periods as we continue to acquire additional investments.

FFO AND MFFO FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Calculation of FFO
Net Income (loss)	$1,351	$(115)
Adjustments:
Depreciation and amortization of real estate assets	12,289	4,187
Gain on contribution of properties to unconsolidated joint venture	(3,341)	—
FFO	$10,299	$4,072
Calculation of MFFO
FFO	$10,299	$4,072
Adjustments:
Acquisition expenses	2,772	1,165
Net amortization of above- and below-market leases	(412)	(230)
Write-off of unamortized deferred financing fees	—	—
Straight-line rental income	(809)	(273)
Amortization of market debt adjustment	(110)	(123)
Change in fair value of derivatives	5	—
MFFO attributable to common stockholders	$11,745	$4,611

Weighted-average common shares outstanding - basic and diluted	46,024	25,186
Net income (loss) per share - basic and diluted	$0.03	$(0.00)
FFO per share - basic and diluted	$0.22	$0.16
MFFO per share - basic and diluted	$0.26	$0.18

About Phillips Edison Grocery Center REIT II, Inc.
Phillips Edison Grocery Center REIT II, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of March 31, 2016, the Company owned and managed an institutional quality retail portfolio consisting of 57 grocery-anchored shopping centers totaling approximately 6.7 million square feet. For more information, please visit the Company’s website at www.grocerycenterREIT2.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the funding available under its share repurchase and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

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